Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
February 13, 2008	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Reports Another Strong Year

HOUSTON, February 13, 2008 - Cabot Oil & Gas Corporation today announced its results for 2007 that highlight another strong year both operationally and financially.

•

The Company reported total proved reserves of 1,616 Bcfe, the highest ever recorded as a result of 334 percent replacement of production. Reserve life index is now 18 years based on fourth quarter production.

•

Absolute production levels were lower by three percent year over year due to nine months of production from sold properties being included in the 2006 comparison year, but up over 14 percent on a pro forma basis between 2007 and 2006.

•	All-in finding cost of $2.07 per Mcfe.

•	Net income of $167.4 million, or $1.73 per share – the second highest income level ever.

•	Record cash flow levels, including $462.1 million for cash flow from operations and $472.7 million for discretionary cash flow.

“Our goal when we began restructuring our portfolio several years ago was for consistent double-digit production and reserve growth year after year,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “I am pleased to say our team delivered on that in 2007, with a 14 percent growth in reserves and a 14 percent pro forma growth in production.”

Reserves and Production

“Our ability to add reserves is the lifeblood of the Company and this year’s low all-in finding cost of $2.07 per Mcfe highlights the value of Cabot’s organic portfolio of opportunities,” commented Dinges. “Our year-end 2007 reserves grew to 1,616 Bcfe from 1,416 Bcfe the year before, while our proved undeveloped percentage remained at 27 percent. The depth of our drilling inventory should provide Cabot shareholders with many years of future economic growth.”

For the full year, equivalent production totaled 85.5 Bcfe, compared to actual reported production of 88.2 Bcfe and pro forma production of 74.9 Bcfe for 2006.

Full Year Financial Results

Cabot Oil & Gas Corporation reported net income of $167.4 million, or $1.73 per share for the twelve months ended December 31, 2007. This compares to net income of $321.2 million, or $3.32 per share for 2006 full year. Net income in 2006 included a significant gain ($145.1 million) on the sale of assets. Excluding selected items (related to gain on sale and impairments) in both full year periods, the comparison for net income would become $161.9 million ($1.67 per share) for 2007 versus $178.5 million ($1.84 per share) for 2006. Cash flow from operations and discretionary cash flow for the year set new all time highs with $462.1 million and $472.7 million, respectively, up significantly from the prior year on both accounts.

Realized prices between 2007 and 2006 were relatively stable for both natural gas and oil. This stability was aided by results from the Company’s hedge activity that provided a positive pickup for natural gas and a slight reduction for oil prices. The specific levels for natural gas were $7.23 per Mcf for 2007 versus $7.13 per Mcf for 2006, while oil was $67.16 per barrel and $65.03 per barrel for 2007 and 2006, respectively.

Expenses

Expenses for the full year were up about one percent when comparing 2007 to 2006. Each category was close to last year’s absolute levels, with the exception of DD&A, which saw a $22.9 million increase that was partially offset by a $9.6 million decrease in exploration expense and a $5.9 million decline in stock based compensation.

Fourth Quarter

The Company experienced a robust fourth quarter driven by higher year-over-year production volumes and higher commodity price realizations. For the fourth quarter of 2007, Cabot reported net income of $42.0 million, or $0.43 per share, versus $32.1 million, or $0.33 per share in the comparable quarter last year.

Balance Sheet

At year-end, the Company had a net debt to adjusted capital ratio of 23.6 percent. The debt position totaled $350 million. “These metrics highlight Cabot’s flexibility and its opportunity to expand its drilling efforts,” stated Dinges.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s full year and fourth quarter financial and operating results discussion with financial analysts on Thursday, February 14, at 9:30 a.m. EST (8:30 a.m. CST) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 31370273. The replay will be available through Saturday, February 16, 2008. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

# # #

CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
East	6.2	6.0	24.4	23.5
Gulf Coast	7.1	6.1	26.8	30.0
West	6.0	6.3	25.4	23.6
Canada	0.9	0.8	3.9	2.6

Total	20.2	19.2	80.5	79.7
Less: Production from properties sold in 2006 (1)	—	—	—	(9.0)

Adjusted Total	20.2	19.2	80.5	70.7

Crude/Condensate/Ngl
East	6	5	26	24
Gulf Coast	143	139	606	1,164
West	40	47	180	214
Canada	4	5	18	13

Total	193	196	830	1,415
Less: Production from properties sold in 2006 (1)	—	(2)	—	(707)

Adjusted Total	193	194	830	708

Equivalent Production (Bcfe)	21.4	20.4	85.5	88.2
Less: Production from properties sold in 2006 (1)	—	(0.1)	—	(13.3)

Adjusted Equivalent Production (Bcfe)	21.4	20.3	85.5	74.9

PRICES
Average Produced Gas Sales Price ($/Mcf)
East	$7.83	$7.69	$7.78	$7.99
Gulf Coast	$8.25	$7.24	$8.03	$7.37
West	$6.55	$5.68	$6.13	$6.05
Canada	$4.95	$6.37	$5.47	$6.18
Total (2)	$7.46	$6.83	$7.23	$7.13
Crude/Condensate Price ($/Bbl)
East	$87.93	$56.61	$66.97	$62.03
Gulf Coast	$82.95	$56.25	$67.17	$65.44
West	$85.96	$57.73	$67.86	$63.36
Canada	$82.08	$49.82	$59.96	$60.55
Total (2)	$83.69	$56.48	$67.16	$65.03

WELLS DRILLED
Gross	102	86	461	387
Net	78	59	391	307
Gross Success Rate	89%	92%	96%	96%

(1)	These amounts relate to production associated with offshore and certain south Louisiana properties sold during the third quarter of 2006.
(2)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Realized Impacts to Gas Pricing	$1.00	$0.58	$0.99	$0.35
Realized Impacts to Oil Pricing	$(5.12)	$—	$(0.97)	$—

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Operating Revenues
Natural Gas Production	$150,462	$131,166	$581,640	$568,097
Brokered Natural Gas	26,858	26,262	93,215	93,651
Crude Oil and Condensate	15,954	11,097	55,243	91,380
Other	643	3,157	2,072	8,860

	193,917	171,682	732,170	761,988
Operating Expenses
Brokered Natural Gas Cost	23,846	23,451	81,819	83,375
Direct Operations—Field and Pipeline	20,039	19,312	77,170	74,790
Exploration	18,529	9,425	39,772	49,397
Depreciation, Depletion and Amortization	41,442	31,988	162,993	140,092
Impairment of Oil & Gas Properties	—	3,886	4,614	3,886
General and Administrative (excluding Stock-Based Compensation)	7,093	10,715	35,473	37,010
Stock-Based Compensation (1)	2,722	8,971	15,302	21,158
Taxes Other Than Income	11,659	10,912	53,782	55,351

	125,330	118,660	470,925	465,059
Gain on Sale of Assets (2)	1,155	2,073	13,448	232,017

Income from Operations	69,742	55,095	274,693	528,946
Interest Expense and Other	5,697	(710)	17,161	18,441

Income Before Income Taxes	64,045	55,805	257,532	510,505
Income Tax Expense	21,998	23,679	90,109	189,330

Net Income	$42,047	$32,126	$167,423	$321,175

Net Earnings Per Share—Basic	$0.43	$0.33	$1.73	$3.32
Weighted Average Common Shares Outstanding	97,212	95,932	96,978	96,803

(1)	Includes the impact of the Company’s performance share and restricted stock amortization as well as expense related to stock options and stock appreciation rights.
(2)	Gain on Sale of Assets is primarily related to the sale in the third quarter of 2006 of offshore and certain south Louisiana properties.

CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	December 31, 2007	December 31, 2006
Assets
Current Assets	$221,413	$315,682
Property, Equipment and Other Assets	1,939,334	1,487,897
Deferred Income Taxes	47,847	30,912

Total Assets	$2,208,594	$1,834,491

Liabilities and Stockholders’ Equity
Current Liabilities	$252,266	$251,027
Long-Term Debt, excluding Current Maturities	330,000	220,000
Deferred Income Taxes	481,770	347,430
Other Liabilities	74,301	70,836
Stockholders’ Equity	1,070,257	945,198

Total Liabilities and Stockholders’ Equity	$2,208,594	$1,834,491

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cash Flows From Operating Activities
Net Income	$42,047	$32,126	$167,423	$321,175
Impairment of Oil & Gas Properties	—	3,886	4,614	3,886
Income Charges Not Requiring Cash	44,140	40,997	179,234	161,363
Gain on Sale of Assets	(1,155)	(2,073)	(13,448)	(232,017)
Deferred Income Tax Expense	28,222	21,568	95,152	53,082
Changes in Assets and Liabilities	(5,062)	(101,146)	(10,610)	9,703
Stock-Based Compensation Tax Benefit	6,857	(3,729)	—	(9,485)
Exploration Expense	18,529	9,425	39,772	49,397

Net Cash Provided by Operations	133,578	1,054	462,137	357,104

Cash Flows From Investing Activities
Capital Expenditures	(140,248)	(122,810)	(557,211)	(467,430)
Proceeds from Sale of Assets	1,235	6,487	7,061	329,474
Exploration Expense	(18,529)	(9,425)	(39,772)	(49,397)

Net Cash Used in Investing	(157,542)	(125,748)	(589,922)	(187,353)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	2,785	2,615	5,099	6,235
Net Increase / (Decrease) in Debt	35,000	(160,000)	110,000	(100,000)
Purchase of Treasury Stock	—	—	—	(46,492)
Stock-Based Compensation Tax Benefit	(6,857)	3,729	—	9,485
Dividends Paid	(2,917)	(1,919)	(10,670)	(7,751)

Net Cash Provided by / (Used in) Financing	28,011	(155,575)	104,429	(138,523)

Net Increase / (Decrease) in Cash and
Cash Equivalents	$4,047	$(280,269)	$(23,356)	$31,228

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
As Reported—Net Income	$42,047	$32,126	$167,423	$321,175
Reversal of Selected Items, Net of Tax:
Impairment of Oil & Gas Properties	—	2,429	2,870	2,429
Gain on Sale of Assets	(723)	(1,296)	(8,369)	(145,102)

Net Income Excluding Selected Items	$41,324	$33,259	$161,924	$178,502

As Reported—Net Earnings Per Share	$0.43	$0.33	$1.73	$3.32
Per Share Impact of Reversing Selected Items	—	0.02	(0.06)	(1.48)

Net Earnings Per Share Including Reversal of Selected Items	$0.43	$0.35	$1.67	$1.84

Weighted Average Common Shares Outstanding	97,212	95,932	96,978	96,803

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Discretionary Cash Flow
As Reported—Net Income	$42,047	$32,126	$167,423	$321,175
Plus / (Less):
Impairment of Oil & Gas Properties	—	3,886	4,614	3,886
Income Charges Not Requiring Cash	44,140	40,997	179,234	161,363
Gain on Sale of Assets	(1,155)	(2,073)	(13,448)	(232,017)
Deferred Income Tax Expense	28,222	21,568	95,152	53,082
Exploration Expense	18,529	9,425	39,772	49,397

Discretionary Cash Flow	131,783	105,929	472,747	356,886
Changes in Assets and Liabilities	(5,062)	(101,146)	(10,610)	9,703
Stock-Based Compensation Tax Benefit	6,857	(3,729)	—	(9,485)

Net Cash Provided by Operations	$133,578	$1,054	$462,137	$357,104

Net Debt Reconciliation

(In thousands)

	December 31, 2007	December 31, 2006
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	330,000	220,000

Total Debt	$350,000	$240,000
Stockholders’ Equity	1,070,257	945,198

Total Capitalization	$1,420,257	$1,185,198

Total Debt	$350,000	$240,000
Less: Cash and Cash Equivalents	(18,498)	(41,854)

Net Debt	$331,502	$198,146

Net Debt	$331,502	$198,146
Stockholders’ Equity	1,070,257	945,198

Total Adjusted Capitalization	$1,401,759	$1,143,344

Total Debt to Total Capitalization Ratio	24.6%	20.2%
Less: Impact of Cash and Cash Equivalents	1.0%	2.9%

Net Debt to Adjusted Capitalization Ratio	23.6%	17.3%